UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):      February 25, 2003

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 East Hickory Street, P.O. Box 3248, Mankato, MN		56002-3248
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code		(800) 326-5789

ITEM 5. OTHER EVENTS.

On February 25, 2003, HickoryTech Corporation issued a press release announcing its fourth quarter and full year 2002 consolidated operating results.  The entire text of the release is reproduced below:

	Contact:	Christian Rothe
Investor Relations
For Immediate Release		507-386-3470

David Christensen
Chief Financial Officer
507-387-1713

HICKORYTECH REPORTS FOURTH QUARTER AND FULL-YEAR 2002 FINANCIAL RESULTS

Company Reduces Long-Term Debt by Nearly $12 Million During the Year

Mankato, Minn., February 25, 2003—HickoryTech Corporation (Nasdaq:HTCO) today reported revenues of $27.3 million for the fourth quarter ended Dec. 31, 2002, up 2 percent from $26.7 million in the fourth quarter of last year. For the full-year, revenues were $106.6 million, a 1.7 percent decrease from $108.5 million in 2001.

HickoryTech continued to use its strong operating cash flow to repay long-term debt during the fourth quarter, as it has in each consecutive quarter of 2002. During the fourth quarter, HickoryTech repaid $3.3 million of debt. For the full-year 2002, the company reduced debt by $11.9 million, ending the year with $159 million in total debt outstanding.

The company also reported that it took pre-tax, non-cash asset impairment charges of approximately $42 million in the fourth quarter, resulting in a net loss of $22.6 million, or $1.61 per fully diluted share, compared with net income of $2.0 million, or 14 cents per fully diluted share in the fourth quarter of 2001. Excluding these non-cash charges, the company would have reported net income of $2.1 million, or 15 cents per fully diluted share, in the fourth quarter of 2002.

For the full-year 2002, HickoryTech reported a net loss of $16.6 million, or $1.19 per fully diluted share, compared with net income of $8.7 million, or 62 cents per fully diluted share, reported in 2001. Excluding the $42 million of pre-tax asset impairment charges, the company would have reported net income of $8.1 million, or 58 cents per fully diluted share for the full-year 2002.

“While our reported results include a substantial non-cash charge due to asset impairment writedowns, the core operations of HickoryTech are as healthy as ever,” said John E. Duffy, President and Chief Executive Officer of HickoryTech. “HickoryTech’s core Telecom Sector led the way in 2002, posting strong revenue and EBITDA growth before the non-cash charges. Even in difficult economic times, the company was able to generate a significant amount of cash flow from the core business, which allowed us to pay down nearly $12 million of long-term debt.”

Revenues in the Telecom Sector, which includes the Telephone, Communications Services and Wireless Services, were $22.0 million in the fourth quarter, a 5.1 percent increase over Telecom Sector revenues of $20.9 million in the fourth quarter of 2001. For the full-year 2002, Telecom Sector revenues grew 3 percent to $86.6 million, compared with $84.0 million for the full-year 2001.

Excluding the non-cash asset impairment charges, HickoryTech would have reported earnings before interest, taxes, depreciation and amortization (EBITDA) (a non-GAAP measurement of financial performance) of $10.3 million for the fourth quarter, similar to $10.3 million for the fourth quarter of 2001. With the writedowns, the company realized negative EBITDA of $31.7 million in the fourth quarter of 2002. For the full-year 2002, HickoryTech reported negative EBITDA of $3.2 million. Excluding the asset impairment charges, EBITDA would have been $38.8 million for the full-year, a 4.6 percent decrease from $40.7 million in 2001.

The Telecom Sector realized negative EBITDA of $1.9 million in 2002. Excluding the non-cash asset impairment charges, Telecom Sector EBITDA would have been $40.1 million in 2002, a 6.2 percent increase over $37.7 million in 2001.

HickoryTech reported an operating loss for the quarter ended Dec. 31, 2002 of $36.5 million, compared with operating income of $5.6 million in the fourth quarter of the previous year. Had the asset impairment charges not been recorded, HickoryTech would have reported operating income of $5.4 million for the fourth quarter of 2002, compared with $5.6 million in the fourth quarter of 2001. For the full-year 2002, the company’s operating loss was $20.9 million. Operating income excluding the non-cash asset impairment charges would have been $21.0 million for the full-year 2002, a 12.6 percent decrease from 2001 operating income of $24.0 million.

Customer Growth

Total wireline access lines (incumbent and competitive operations combined) grew by 547 lines during the fourth quarter and ended the year at 79,339. For the full-year, the company’s wireline customer base grew by 1.8 percent. HickoryTech added 230 wireless customers during the fourth quarter, reflecting the strength of the company’s new wireless plans directed at the local, mobile customer niche.

 “In addition to growing the customer base in our core business, we are particularly proud of our Digital Subscriber Line (DSL) and long distance customer additions,” Duffy said. “During 2002, HickoryTech was able to grow its high-speed Internet customer base by 115 percent, ending the year with nearly 4,000 customers. In the long distance business, due to the acquisition of some key business accounts, our customer base grew by more than 45 percent during the year.” At the end of 2002, of the customers served with wireline voice telephone service from HickoryTech, 45 percent of the company’s customers subscribed to HickoryTech’s long distance service and more than 5 percent subscribed to DSL service.

“In a continuing effort to improve the profitability of HickoryTech’s competitive telephone operations, the company emphasized growth in its overbuild customer base in 2002,” stated Duffy. The company ended the year with 7,796 overbuild competitive telephone customers, representing 56 percent of HickoryTech’s 13,984 CLEC customers. Duffy continued, “We’re pleased to report that we expanded the CLEC customer segment by 41 percent during the year and have sold service to 40 percent of the 18,000 establishments that are passed by our competitive telephone network. In 2003, HickoryTech will continue to capitalize on previous investments in our current overbuild communities as we push to expand our market share beyond 50 percent in these crucial territories.

“HickoryTech’s employees and management team are proud of our accomplishments in 2002, but we are always looking to the opportunity that the future holds,” Duffy continued. “From a high-level perspective, in 2003, we will be focusing our attention on strong cash management, retention and growth of our existing customer base and profitably acquiring new customers.”

Stock Repurchase Program

As previously announced, the company began repurchasing shares of its common stock in the fourth quarter under a program authorized by the Board of Directors. During the final two months of the year HickoryTech repurchased 105,700 shares of its common stock at a cost of $1.1 million.

“We were very pleased in our ability to retire more than 100,000 shares in the fourth quarter,” Duffy stated. “At recent market prices of the stock and a dividend yield that is greater than five percent, we believe the repurchase of our shares is a sound investment of our funds.”

When completing share repurchases, the company acquires its shares in open market purchases following SEC Rule 10b-18 limitations and refrains from purchases during regular quarterly internal blackout periods.

Accounting Matters

Effective Jan. 1, 2002, HickoryTech adopted SFAS No. 142, Goodwill and Other Intangible Assets. In accordance with this standard, HickoryTech is required to test both acquired goodwill and FCC licenses for impairment on an annual basis based upon a fair value approach. The annual impairment assessment of HickoryTech’s FCC licenses, completed at Dec. 31, 2002, resulted in a non-cash pre-tax impairment charge of $41,635,000 in the fourth quarter of 2002. This impairment is reported as “Asset Impairment” in HickoryTech’s statement of operations for the fourth quarter and full-year ended Dec. 31, 2002. The decline in the fair value of HickoryTech’s FCC licenses is due principally to declining roaming revenues, increasing price competition, and the protracted downturn in the telecommunications market.

During 2002, HickoryTech wrote down the carrying value of an intangible asset relating to its wireless broadband (WDSL) operations. The asset impairment writedown was taken because of the bankruptcy of a third-party network provider, the lack of reliability in WDSL technology and the company’s belief that there is minimal opportunity for future cash flows from the WDSL operations. The $316,000 charge resulting from the writedown was also recorded as “Asset Impairment” in the statement of operations for the fourth quarter and full-year ended Dec. 31, 2002.

Total asset impairment charges for the Telecom Sector include the $41,635,000 for wireless licenses and $316,000 for WDSL, or $41,951,000 in total.

A recap of the effect of HickoryTech’s first-quarter adoption of SFAS No. 142 is included in a table accompanying the company’s financial results.

Change in Business Segment Reporting

During the first quarter of 2002 HickoryTech changed the presentation of its business segment reporting to consolidate Telephone, Communication Services and Wireless Services segments into a single segment, referred to as the Telecom Sector. This change reflects the integration of the company’s operations, sales, service and support functions. Accompanying this release is supplemental financial data that disaggregates Telecom Sector detail, including revenues and other selected metrics. All comparisons to prior period results contained in this release have been made after accounting for HickoryTech’s Telecom Sector presentation.

Conference Call Webcast Information

Further discussion of the fourth quarter results, as well as additional guidance regarding management’s outlook will be given during the company’s quarterly conference call and Webcast at 8:00 a.m. CDT on Wednesday, Feb. 26, 2003. Investors can access the Webcast via www.ccbn.com or through HickoryTech’s website at www.hickorytech.com.

About HickoryTech

HickoryTech Corporation is a diversified communications company headquartered in Mankato, Minn., with 500 employees and operations in Minnesota and Iowa. HickoryTech is in its 106th year of operation with its roots in the local telephone exchange business. From this base, it has expanded into wireless communications, competitive local service, long distance, Internet, information solutions and enterprise solutions. To learn more about HickoryTech Corporation, visit the company’s Web page at www.hickorytech.com.

Certain statements included in this press release that are not historical facts are “forward-looking statements.”  Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates, and management’s beliefs and assumptions.  The forward-looking statements are subject to uncertainties.  These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date on which they were made.  HickoryTech undertakes no obligation to update any of its forward-looking statements for any reason.

Statements of Operations

	For Three Months Ended December 31		For Year Ended December 31
(In thousands)	2002	2001	2002	2001
Revenues:
Telecom Sector	$21,961	$20,905	$86,557	$84,019
Information Solutions Sector	1,185	935	4,249	4,085
Enterprise Solutions Sector	4,126	4,894	15,781	20,374
Total Operating Revenues	27,272	26,734	106,587	108,478

Operating Expenses:
Cost of Goods Sold	2,733	3,059	10,638	13,562
Operating Expenses, Excluding Asset Impairment, Depreciation And Amort.	14,240	13,327	57,149	54,249
Asset Impairment	41,951	—	41,951	—
Depreciation	4,116	3,699	15,912	12,915
Amortization of Intangibles	755	1,066	1,877	3,711
Total Operating Expenses	63,795	21,151	127,527	84,437

Operating Income (Loss)	(36,523)	5,583	(20,940)	24,041

Equity in Net Income (Loss) of Investees	2	5	(25)	(27)
Gain (Loss) on Sale of Assets	(183)	(95)	(183)	1,115
Interest and Other Income	207	331	345	435
Interest Expense	(1,839)	(2,411)	(7,405)	(10,855)

Income (Loss) Before Income Taxes	(38,336)	3,413	(28,208)	14,709
Income Tax (Benefit) Provision	(15,723)	1,382	(11,581)	5,971

Net Income (Loss)	$(22,613)	$2,031	$(16,627)	$8,738

(Not in thousands)

AVERAGE # OF SHARES (BASIC)	14,067,144	13,931,488	14,023,645	13,904,690
EARNINGS PER SHARE (BASIC)	$(1.61)	$0.15	$(1.19)	$0.63
DIVIDENDS PER SHARE	$0.11	$0.11	$0.44	$0.44

AVERAGE # OF SHARES (DILUTIVE)	14,067,144	14,029,988	14,023,645	14,001,478
EARNINGS PER SHARE (DILUTIVE)	$(1.61)	$0.14	$(1.19)	$0.62

Comparative Effect of SFAS #142
Reported Net Income	$(22,613)	$2,031	$(16,627)	$8,738
Goodwill Amortization	—	113	—	452
FCC License Amortization	—	259	—	1,035
Adjusted Net Income	$(22,613)	$2,403	$(16,627)	$10,225

Adjusted Basic Earnings Per Share
Reported Net Income	$(1.61)	$0.15	$(1.19)	$0.63
Goodwill Amortization	—	—	—	0.03
FCC License Amortization	—	0.01	—	0.07
Adjusted Net Income	$(1.61)	$0.16	$(1.19)	$0.73

Adjusted Diluted Earnings Per Share
Reported Net Income	$(1.61)	$0.14	$(1.19)	$0.62
Goodwill Amortization	—	—	—	0.03
FCC License Amortization	—	0.01	—	0.07
Adjusted Net Income	$(1.61)	$0.15	$(1.19)	$0.72

Reconciliation to EBITDA:
Operating Income (Loss)	$(36,523)	$5,583	$(20,940)	$24,041
Depreciation and Amortization	4,871	4,765	17,789	16,626
Earnings Before Interest, Taxes, Depr. and Amortization (EBITDA)	$(31,652)	$10,348	$(3,151)	$40,667

HICKORY TECH CORPORATION

CONSOLIDATED BALANCE SHEETS

As of December 31

(Dollars in Thousands)

	2002	2001
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$1,874	$2,008
Receivables, Net of Allowance for Doubtful Accounts of $1,358 and $1,231	11,056	14,616
Income Taxes Receivable	3,222	1,675
Costs in Excess of Billings on Contracts	2,107	1,520
Inventories	5,059	4,989
Deferred Income Taxes	951	646
Other	2,840	2,329
TOTAL CURRENT ASSETS	27,109	27,783

INVESTMENTS	10,517	10,701

PROPERTY, PLANT AND EQUIPMENT	247,375	231,675
Less ACCUMULATED DEPRECIATION	111,101	96,031
PROPERTY, PLANT AND EQUIPMENT, NET	136,274	135,644

OTHER ASSETS:
Goodwill	25,086	25,086
Intangible Assets, Net	34,669	76,991
Deferred Costs and Other	6,556	7,087
TOTAL OTHER ASSETS	66,311	109,164
TOTAL ASSETS	$240,211	$283,292

LIABILITIES & SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable	$4,543	$3,338
Accrued Expenses	3,719	5,335
Accrued Interest	512	382
Billings in Excess of Costs on Contracts	80	169
Advanced Billings and Deposits	3,741	3,580
Current Maturities of Long-Term Obligations	1,441	1,242
TOTAL CURRENT LIABILITIES	14,036	14,046

LONG-TERM OBLIGATIONS, Net of Current Maturities	157,599	169,659

DEFERRED INCOME TAXES	4,377	13,876

DEFERRED REVENUE AND EMPLOYEE BENEFITS	5,604	4,946
TOTAL LIABILITIES	181,616	202,527

COMMITMENTS AND CONTINGENCIES	—	—

SHAREHOLDERS’ EQUITY:
Common Stock, no par value, $.10 stated value Shares authorized: 100,000,000 Shares outstanding: 2002, 13,983,929; 2001, 13,935,308	1,398	1,394
Additional Paid-In Capital	7,885	6,254
Retained Earnings	49,312	73,117
TOTAL SHAREHOLDERS’ EQUITY	58,595	80,765
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$240,211	$283,292

Telecom Sector Recap

(Dollars in Thousands)	For Three Months Ended December 31		For Year Ended December 31
	2002	2001	2002	2001
Telephone
Revenues
Local Access	$3,818	$3,759	$15,137	$14,498
Network Access	8,223	7,875	32,377	31,442
Intersegment	69	71	274	274
Other	2,127	2,234	9,016	9,227
Total Revenues	14,237	13,939	56,804	55,441

Key Metrics
Access Lines	65,355	66,393
DSL Customers	2,498	1,240

Communications Services
Revenues
Long Distance	$1,090	$984	$4,018	$3,796
Local Service	847	635	3,063	2,287
Internet	915	810	3,563	3,066
Other	1,231	607	3,934	2,048
Total Revenues	4,083	3,036	14,578	11,197

Key Metrics
Access Lines
Overbuild	7,796	5,521
UNE	1,343	1,263
TSR	4,845	4,789
Total	13,984	11,573
Long Distance Customers	35,566	24,241
Internet Customers	14,420	12,816
DSL Customers	1,473	611

Wireless
Revenues
Service	$2,544	$2,730	$9,880	$10,531
Home Roaming	184	204	942	740
Roaming	982	1,067	4,627	6,384
Total Revenues	3,710	4,001	15,449	17,655

Key Metrics
Customers	26,484	26,230
Churn %	2.13%	1.85%

Total Telecom Sector
Revenues	22,030	20,976	86,831	84,293
Direct Operating Expenses	6,272	6,220	23,418	23,881
Contribution Margin	15,758	14,756	63,413	60,412
Contribution Margin %	71.5%	70.3%	73.0%	71.7%

Asset Impairment	41,951	—	41,951	—
Depreciation	3,762	3,346	14,525	12,089
Amortization	144	733	381	2,810
Indirect/Common Operating Expenses	5,644	5,454	23,346	22,687
Operating Income (Loss)	(35,743)	5,223	(16,790)	22,826
Net Income (Loss)	$(21,059)	$2,989	$(9,888)	$13,069
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$(31,837)	$9,302	$(1,884)	$37,725

Other
Capital Expenditures	$3,803	$6,028	$13,893	$31,132
Customers	155,809	141,253
DSL Customers	3,971	1,851

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Date: March 3, 2003

HICKORY TECH CORPORATION

By	/s/ John E. Duffy
John E. Duffy
Chief Executive Officer

By	/s/ David A. Christensen
David A. Christensen
Chief Financial Officer